Power of Attorney

               TRANSAMERICA OCCIDENTAL SEPARATE ACCOUNT FUND B
                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints JOHN K. CARTER and THOMAS R. MORIARTY, and each of them, severally, his true and lawful attorneys and agents in his name, place and stead and on his behalf (a) to sign and cause to be filed registration statements of Transamerica Occidental's Separate Account Fund B under the Securities Act of 1933 and the Investment Company Act of 1940, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorneys may deem advisable; and
(d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with the laws of any state relating to the sale of securities of the Fund, hereby ratifying and confirming all actions of any of said attorneys and agents hereunder. Said attorneys or agents may act jointly or severally, and the action of one shall bind the undersigned as fully as if two or more had acted together.



 /s/ Peter Brown                  /s/ Patrick Baird
Peter Brown                      Patrick Baird
Manager                          Manager



  /s/ Daniel Calabria              /s/ Janice Case
Daniel Calabria                  Janice Case
Manager                          Manager




  /s/ Charles Harris               /s/ John R. Kenney
Charles Harris                   John R. Kenney
Manager                          Manager




 /s/ Russell Kimball, Jr.          /s/ Leo Hill
Russell Kimball, Jr.             Leo Hill
Manager                          Manager


/s/ William W. Short, Jr.
William W. Short, Jr.
Manager

Dated: April 17, 2002